AMENDED AND RESTATED

REVOLVING CREDIT MASTER

PROMISSORY NOTE

$3,000,000.00	Princeton, New Jersey
March 28, 2008

FOR VALUE RECEIVED, the undersigned TEAMSTAFF INC., a New Jersey corporation, TEAMSTAFF RX, INC., a Texas corporation, and TEAMSTAFF GOVERNMENT SOLUTIONS, INC., a Georgia corporation (individually and collectively “Borrower”) jointly and severally promise to pay to the order of BUSINESS ALLIANCE CAPITAL COMPANY, A DIVISION OF SOVEREIGN BANK (herein called “BACC”) at 214 Carnegie Center, Suite 302, Princeton, New Jersey, 08540, or such other address as BACC may notify Borrower, such sum up to Three Million and 00/100 ($3,000,000.00) Dollars, together with interest as hereinafter provided, as may be outstanding on Advances by BACC to Borrower under Paragraph 2.1 of the Amended and Restated Loan and Security Agreement dated March 28, 2008 between BACC and Borrower (said Agreement as amended or modified from time to time the “Loan Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement. The Loan Agreement is incorporated herein as though fully set forth and Borrower acknowledges its reading and execution. The principal amount due hereunder shall be paid to BACC on March 31, 2011 or as may otherwise be provided for in the Loan Agreement.

On the first day of each month hereafter, Borrower shall pay BACC accrued interest, computed on the basis of a 360 day year, for the actual number of days elapsed, on the daily unpaid balance of the Advances, at the per annum rate of one quarter (.25%) percentage points above the Prime Rate in effect from time to time, but not less than five and one-half percent (5.5%) per annum. If there is a change in the Prune Rate, the rate of interest on the Advances shall be changed accordingly as of the date of the change in the Prime Rate, without notice to Borrower.

To secure the payment of this Note and the Obligations, Borrower has granted to BACC a continuing security interest in and lien on the Collateral.

In addition to all remedies provided by law upon default on payment of this Note, or upon an Event of Default, BACC may, at its option:

(1) Declare this Note and the Obligations immediately due and payable;

(2) Collect interest on this Note at the default rate set forth in the Loan Agreement from the date of such Event of Default, and if this Note is referred to an attorney for collection, collect reasonable attorneys’ fees; and

(3) Exercise any and all remedies provided for in the Loan Agreement.

This Note amends and restates that certain Amended, Restated and Substituted Revolving Credit Note of Borrower to PNC Bank, National Association (“PNC”), in the principal sum of Eight Million Dollars ($8,000,000.00) dated February 13, 2006, which was assigned by PNC to BACC with the consent of Borrower, and is not intended as a novation of said note or the loans evidenced thereby.

BORROWER WAIVES PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF PROTEST FOR NON-PAYMENT OF THIS NOTE AND TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE ADVANCES EVIDENCED HEREBY.

THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

TEAMSTAFF INC.
By:	Rick J. Filippelli
Name: Rick J. Filippelli Title: President

TEAMSTAFF RX, INC.
By:	Rick J. Filippelli
Name: Rick J. Filippelli Title: President

TEAMSTAFF GOVERNMENT SOLUTIONS, INC.
By:	Rick J. Filippelli
Name: Rick J. Filippelli Title: President